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                                                                     Exhibit 2.1



                                                                         ANNEX A

                            PLAN OF RECAPITALIZATION

General Maritime Ship Holdings Ltd., a Marshall Islands corporation (to be renamed General Maritime Corporation at the Recapitalization Closing Time, "IPO-Co"), has determined to undertake an initial public offering (the "IPO") of its common stock (the "Common Stock"). In connection therewith, IPO-Co has agreed to certain transactions described herein (collectively, the "Recapitalization"). This Annex is attached to and made a part of each of the Vessel Acquisition Agreements (as defined in Section 3 below) pursuant to which the Recapitalization will be effected.

      1. Assets of IPO-Co. Prior to the Recapitalization, IPO-Co will have no substantial assets and no shares outstanding.

      2. Acquisition of Old General Maritime. IPO-Co will acquire the capital stock of General Maritime Corporation, a Marshall Islands corporation, the corporate successor to old General Maritime Corporation, a New York corporation ("Old Genmar") for Common Stock.

      3. Vessel Acquisition Agreements. Subject to Section 11, IPO-Co intends to acquire 22 vessels (the "Vessels") through three different types of agreement (collectively, the "Vessel Acquisition Agreements"):

            (i) Exchanging Partnerships. Fourteen Vessels will be acquired indirectly through the acquisition of seven Cayman Islands limited partnerships (the "Exchanging Partnerships") and the companies directly or indirectly wholly-owned by Peter C. Georgiopoulos that act as general partners. These acquisitions will be accomplished by an exchange by each limited partner of each Exchanging Partnership of all of its partnership interests in the Exchanging Partnership and the exchange by Peter C. Georgiopoulos and companies owned by him (the "General Partner Owners") of all of the outstanding capital stock of the managing general partners and administrative general partners of the Exchanging Partnerships for Common Stock (the General Partner Owners and each such limited partner, collectively, the "Exchanging Partners"). Set forth below is a list of the Exchanging Partnerships and the Vessels they own:

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         Exchanging Partnership                         Vessel(s)
--------------------------------------------------------------------------------
Ajax Limited Partnership                 Genmar Agamemnon
                                         Genmar Ajax
                                         Genmar Constantine
                                         Genmar Minotaur
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Ajax II L.P.                             Genmar Gabriel
                                         Genmar Macedon
                                         Genmar Spartiate
                                         Genmar Zoe
--------------------------------------------------------------------------------

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Boss, L.P.                               Genmar Boss
                                         Genmar Sun
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General Maritime I, L.P.                 Alta
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General Maritime II, L.P.                Genmar Commander
--------------------------------------------------------------------------------
Harriet, L.P.                            Harriet
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Pacific Tankship, L.P.                   Genmar George
--------------------------------------------------------------------------------

            (ii) Acquisition of Wexford Vessels. Five Vessels owned by affiliates of Wexford Capital, LLC and commercially managed by Old Genmar (the "Wexford Vessels") will be acquired from the limited liability companies and limited partnerships which own them (the "Wexford Sellers") by acquisitions of five special purpose subsidiaries which directly own the Vessels. The following are the Wexford Vessels: the Kentucky, the West Virginia, the Genmar Alexandra, the Genmar Hector and the Genmar Pericles. IPO-Co will issue Common Stock and repay the Indebtedness which is secured by these Vessels as consideration; and

            (iii) Acquisition of the Post-Closing Vessels. One Vessel, the Stavanger Prince will be acquired from KS Stavanger Prince and two Vessels, the Anella and the Anja (these three Vessels, the "Post-Closing Vessels"), will be acquired from Blystad Shipholding Inc., Liberia (the "Post-Closing Sellers") in exchange for Common Stock. IPO-Co will issue Common Stock and repay the Indebtedness which is secured by these Vessels to the extent provided in the Memorandum of Agreement for each such purchase as consideration.

The Exchanging Partnerships, the Wexford Sellers and the Post-Closing Sellers are referred to herein as the "Transferring Vessel Owners." The Exchanging Partners, the Wexford Sellers, the Post-Closing Sellers and Peter C. Georgiopoulos in respect of the Genmar Shares (as defined below) are referred to herein as the "Recipients."

      4. Recapitalization Closing Time. The time of closing of the Recapitalization ("Recapitalization Closing Time") will occur simultaneously with the execution of a firm commitment underwriting agreement for the IPO (the "Underwriting Agreement"), which is expected to be three days prior to the closing of the IPO, except that the closing of the purchase of the special purpose subsidiaries which directly own the Wexford Vessels will occur simultaneously with the closing of the IPO, and the closing of the purchase of the Post-Closing Vessels will occur thereafter once arrangements have been made for inspection and delivery of the vessels.

      5. IPO Terms. The Underwriting Agreement will specify a price per share to the public in the IPO (the "IPO Price"). It shall also specify a total number of shares of Common Stock to be outstanding immediately prior to the closing of the IPO following completion of the acquisitions described in Sections 2 and 3 above (the "Recapitalization Shares"). The IPO Price will be determined by negotiation between the representative of the underwriters and IPO-Co. A pricing committee comprised solely of Peter C. Georgiopoulos, Stephen Kaplan and Mark Polzin shall approve in their sole discretion the IPO Price and the number of Recapitalization Shares in


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writing prior to execution of the Underwriting Agreement. In the event that
Peter C. Georgiopoulos is unavailable, a substitute designated by IPO-Co shall serve on the pricing committee. In the event that Stephen Kaplan is unavailable, a substitute designated by Oaktree Capital Management, LLC shall serve on the pricing committee. In the event that Mark Polzin is unavailable, a substitute designated by Moreland Management Company shall serve on the pricing committee. In connection with each such person's service on the pricing committee, IPO-Co will indemnify such persons pursuant to an indemnification agreement reasonably satisfactory to the pricing committee members.

      6. Determination of Distribution of the Recapitalization Shares. In each case subject to procedures for avoidance of fractional shares pursuant to
Section 7 below and the provisions of Section 10 below, IPO-Co shall determine the distribution of the Recapitalization Shares as follows:

                  (i) Peter C. Georgiopoulos will receive a number of shares (the "Genmar Shares") in respect of Old Genmar equal to 10% of the excess of (A) the Recapitalization Shares over (B) a number of shares at the IPO Price equal to the Aggregate Vessel Relative Value.

                  (ii) A number of shares of Common Stock (the "Vessel Owner Purchase Price") shall be allocated to each Transferring Vessel Owner based on the following calculation:

    Vessel Owner Purchase Price = Available Shares x Owner Vessel Relative Value
                                  ----------------------------------------------
                                           Aggregate Vessel Relative Value

                  As used in the foregoing equation:

                  "Available Shares" means the total number of Recapitalization Shares minus the Genmar Shares.

                  "Owner Vessel Relative Value" means the aggregate Vessel Relative Value (as defined in Section 8 below) for the Vessel or Vessels owned directly or indirectly by the Transferring Vessel Owner for which the calculation is being made.

                  "Aggregate Vessel Relative Value" means the aggregate Vessel Relative Value for all of the Vessels.

                  (iii) In the case of Vessels transferred directly or
                        indirectly by the Wexford Sellers and the Post-Closing Sellers, the Vessel Owner Purchase Price will be delivered to the Transferring Vessel Owner in accordance with Section 9 below. In the case of Vessels acquired by the acquisition of partnership interests of Exchanging Partnerships, the Vessel Owner Purchase Price shall be delivered to the Exchanging Partners on the same basis as if: (A) such shares had been delivered to the Exchanging Partnership in exchange for the assets and liabilities of the Exchanging Partnership reflected in the calculation of Vessel Relative Value; (B) the Exchanging Partnership had then dissolved (without establishment of any reserves thereunder); and (C)


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                        all partners of the Exchanging Partnership had agreed to
                        distribute such shares on the same basis as cash would be distributed under the provisions of the applicable partnership agreement treating each such share as if it were an amount of cash equal to the IPO Price; provided that shares allocated to the managing general partner or the administrative general partner of the Exchanging Partnership shall be issued directly to the General Partner Owners.

      7. Fractional Shares. IPO-Co may adjust the number of shares which would otherwise be issued or delivered by IPO-Co or from an Escrow Account pursuant to
Section 6 or Section 9 so as to eliminate fractional shares and so as to ensure that the number of shares outstanding following the distribution equals the total pre-IPO capitalization authorized by the Board of Directors of IPO-Co and set forth in the Underwriting Agreement and IPO-Co's public filings in connection with the IPO. This may result in Recipients receiving, at the discretion of IPO-Co, more or fewer shares (by a small number of shares or fraction thereof) than they would otherwise receive pursuant to Section 6 and
Section 9. Any Recipient who would have been entitled to receive shares or fractions thereof but for this Section shall receive a cash payment therefor based on the IPO Price. Any Recipient who receives additional shares or fractions thereof pursuant to this Section shall be required to pay for such shares or fractions thereof in cash based on the IPO Price.

      8. Calculation of Vessel Relative Value. Vessel Relative Value shall be calculated as follows:

                  (i) For each Vessel owned directly or indirectly by the Exchanging Partnerships and the Wexford Vessels, Vessel Relative Value shall equal the Appraised Value of such Vessel plus any Cash, Loans Receivable, Restricted Cash, Accounts Receivable, Due from Charterer, and Prepaid Expenses of the entities transferred (directly or indirectly) to IPO-Co pursuant to the Vessel Acquisition Agreement minus (A) any Accounts Payable and Accrued Interest Expense transferred (directly or indirectly) to IPO-Co pursuant to the Vessel Acquisition Agreement and
                        (B) any Indebtedness transferred (directly or indirectly) to IPO-Co in the case of the Exchanging Partnerships and repaid by IPO-Co in the case of the Wexford Vessels. For the Post-Closing Vessels, Vessel Relative Value shall equal the Appraised Value of the Vessel minus any Indebtedness repaid or to be repaid by IPO-Co in connection with the acquisition of the Vessel and any other cash paid to or for the account of the applicable Post-Closing Seller in respect of the Vessel at the closing of the Vessel.

                  (ii) The "Appraised Value" means, for each Vessel, an amount to be conclusively determined (absent manifest error) by IPO-Co's calculation of the average of three valuations of each Vessel obtained by IPO-Co as of March 31, 2001 from Braemar Shipbrokers Ltd., Mallory, Jones, Lynch, Flynn & Assoc. Inc. and Fearn Sale.


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                  (iii) "Accounts Payable," "Accounts Receivable," "Accrued
                        Interest Expense," "Cash," "Due from Charterer," "Indebtedness," "Loans Receivable," "Prepaid Expenses" "Restricted Cash" each have the meanings provided therefor in accordance with U.S. generally accepted accounting principles as applied by IPO-Co consistent with its financials as set forth in the Prospectus for its IPO. Such amounts shall be calculated as of the Recapitalization Closing Time as finally reviewed by Deloitte & Touche LLP, IPO-Co's auditors in accordance with AICPA standards.

      9. Determination and Delivery of Vessel Owner Purchase Price.

            A. Recapitalization Closing Time and the Escrow Accounts.

                  (i) Prior to the Recapitalization Closing Time, IPO-Co shall make a preliminary estimate (the "Preliminary Calculation") of Vessel Owner Purchase Price for each Transferring Vessel Owner and the number of shares of Common Stock to which each Recipient is entitled. For this purpose, calculations of Accounts Payable, Accounts Receivable, Accrued Interest Expense, Cash, Due from Charterer, Indebtedness, Loans Receivable, Prepaid Expenses, and Restricted Cash shall take into account the most recent financials of the Transferring Vessel Owners and the appraisals of the relevant Vessels at March 31, 2001. The Preliminary Calculations shall be set forth in a certificate of IPO-Co and shall be final, binding and conclusive for purposes of the Recapitalization Closing Time.

                  (ii) At the Recapitalization Closing Time, IPO-Co shall deliver a certificate evidencing the Recapitalization Shares to an escrow agent (the "Escrow Agent") who shall hold such shares for delivery as provided herein.

                  (iii) The Escrow Agent will establish four accounts (the
                        "Escrow Accounts") and IPO-Co will instruct the Escrow Agent to place in each account the number of shares provided for herein in a sub-account for the account of each Recipient. The first account (the "Post-Closing Vessel Account") shall consist of shares to which the Post-Closing Sellers will be entitled upon closing of the acquisition of the Post-Closing Vessels following the Recapitalization Closing Time. The second account (the "Purchase Price Calculation Account") shall consist of 10% of the shares to which the Recipients are entitled at the Recapitalization Closing Time or for the Wexford Vessels and the Post-Closing Vessels the closing of the relevant Vessel Acquisition Agreement and will be distributed in connection with the Calculation (as defined below). The third account (the "Indemnity Account") will consist of 10% of the shares to which the Recipients other than the Post-Closing Sellers are entitled at the Recapitalization Closing Time or for the Wexford Vessels at the closing of the Vessel Acquisition Agreement for the Wexford Vessels and shall be available to satisfy indemnification obligations under the Vessel Acquisition Agreements. The fourth account (the "Collar Account") will consist of the Collar


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                        Shares (as defined below) and will be distributed in
                        connection with the Final Collar Certificate (as defined in Annex A-1). IPO-Co shall cause the Escrow Agent to deliver certificates evidencing the remainder of the Recapitalization Shares other than Shares in the Post-Closing Vessel Account to the Recipients other than the Post-Closing Sellers as promptly as practicable and in any event no later than 30 days following the Recapitalization Closing Time in accordance with the Preliminary Calculation.

                  (iv) In the event that the Vessel Acquisition Agreement for purchase of any Wexford Vessel or Post-Closing Vessel is terminated without the closing of any Vessel thereunder,
                        (1) IPO-Co shall instruct the Escrow Agent to deliver the shares of Common Stock which would otherwise be deliverable hereunder in respect of such Vessel to IPO-Co and (2) Peter C. Georgiopoulos will return to IPO-Co a portion of the Genmar Shares equal to the total number of Genmar Shares multiplied by a fraction, the numerator of which is the number of shares described under the preceding clause (1), and the denominator of which is the total Available Shares.

            B. Post-Closing Time Adjustment and Settlement of Purchase Price
               Calculation Accounts.

                  (i) Following the Recapitalization Closing Time, IPO-Co shall recalculate the amounts set forth in (A)(i) above using amounts for Cash, Loans Receivable, Restricted Cash, Accounts Receivable, Due from Charterer, Indebtedness, Prepaid Expenses, Accrued Interest Expense and the Appraised Value in each case as of the Recapitalization Closing Time as calculated and reviewed by Deloitte & Touche LLP, IPO-Co's auditors in accordance with AICPA standards (the "Calculation").

                  (ii) No later than 90 days following the Recapitalization Closing Time, IPO-Co shall deliver to each Recipient a certificate (the "Calculation Certificate") setting forth the Calculation and the number of shares of Common Stock to which such Recipient is entitled based thereon. The Calculation Certificate shall be calculated and reviewed by Deloitte & Touche LLP in accordance with AICPA standards and shall be the final, conclusive and binding determination of the matters set forth therein except to the extent a matter set forth therein is the subject of a dispute in accordance with Annex A-1.

                  (iii) If the number of shares as set forth in the Final
                        Calculation Certificate (as defined in Annex A-1) for a Recipient exceeds the number of shares previously delivered to (and held in Escrow Accounts in respect of) such Recipient, then the Escrow Agent shall deliver according to the instructions of (and place in appropriate Escrow Accounts, in accordance with the last sentence of clause B(v) below, in respect of) such Recipient a number of shares such that the number of shares delivered to (and placed


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                        in Escrow Accounts in respect of) such Recipient is in
                        accordance with clause (B)(i) above, taking into account the Final Calculation Certificate.

                  (iv) If the number of shares as set forth in the Final Calculation Certificate for a Recipient is less than the number of shares previously delivered to (or held in the appropriate sub-account of the Purchase Price Calculation Account (or other account as set forth in clause (v) in respect of) such Recipient, then such Recipient shall deliver to the Escrow Agent for redelivery to Recipients entitled to additional shares under clause (B)(iii) above (and IPO-Co may instruct the Escrow Agent to remove from the appropriate sub-account of the Purchase Price Calculation Account (or other account as set forth in clause (v) and to redeliver) a number of shares such that the number of shares delivered to (and held back in respect of) such Recipient is in accordance with clause (B)(i) above, taking into account the Final Calculation Certificate.

                  (v)   Shares to be delivered by a Recipient under clause
                        (B)(iv) above will be provided first from the Recipient's sub-account in the Purchase Price Calculation Account. Such shares shall next be provided from shares held in any sub-Escrow Accounts of such Recipient other than the Purchase Price Calculation Account which exceed the amount required to be held in such account in accordance with clause (B)(iv) above. IPO-Co may instruct the Escrow Agent to release and deliver shares in accordance with the preceding two sentences. After all of the shares required to be delivered by a Recipient pursuant to clause (B)(iv) have been delivered, IPO-Co shall instruct Escrow Agent to release (1) any shares remaining in the appropriate sub-account of the Purchase Price Calculation Account and (2) any shares in any sub-Escrow Account other than the Purchase Price Calculation Account which exceed the amount required to be held in such sub-account in accordance with clause (B)(iv) above, and deliver such shares in accordance with the instructions of such Recipient. In the event that a Recipient is entitled to additional shares pursuant to clause (B)(iii) above, an appropriate portion of such shares shall be delivered into the Recipient's sub-account of the Indemnity Account, the Collar Account and the Post-Closing Vessel Account, in each case if applicable, for such Recipient and IPO-Co may instruct the Escrow Agent to so deliver such shares.

            C. Collar Calculation and Settlement of the Collar Account.

                  (i) This Section 9(C) applies only to the Exchanging Partners of the Exchanging Partnerships. No later than 45 days following the Collar Calculation Date (as defined below), IPO-Co shall provide a certificate (a "Collar Certificate") recalculating the number of shares to which each Recipient who is a General Partner Owner or a limited partner of an Exchanging Partnership is entitled (but not recalculating the aggregate number of shares allocated in respect of an Exchanging Partnership), as


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                        provided in clause (A)(i) above as modified by clause
                        (B) above with the sole alteration to such calculation being the use of the Recalculation Price in place of the IPO Price for purposes of Section 6(iii) only (the "Collar Adjustment"). The Collar Certificate shall be provided to each Recipient that was an Exchanging Partner. Such amounts shall be calculated and reviewed by Deloitte & Touche LLP in accordance with AICPA standards and shall be final and conclusive except to the extent a matter set forth therein is the subject of a dispute in accordance with Annex A-1.

                  (ii) If the number of shares as set forth in the Final Collar Certificate for a Recipient exceeds the number of shares previously delivered to (and held back in respect of) such Recipient, IPO-Co shall instruct the Escrow Agent to deliver from the sub-account of the Collar Account for such Recipient according to the instructions of such Recipient (or to any remaining sub-Escrow Account in respect of such Recipient) a number of shares such that the number of shares delivered to (and held back in respect of) such Recipient is in accordance with clause
                        (A)(i) above as modified by clause (B) above with the sole alteration to such calculation being the use of the Collar Adjustment.

                  (iii) If the number of shares as set forth in the Final Collar
                        Certificate for a Recipient is less than the number of shares previously delivered to (and held back in respect of) such Recipient, IPO-Co shall instruct the Escrow Agent to remove from the Recipient's sub-account of the Collar Account and redeliver to Recipients entitled to additional shares pursuant to clause (C)(ii) above a number of shares such that the number of shares delivered to (and held back in respect of) such Recipient is in accordance with clause (A)(i) above as modified by clause (B) above with the sole alteration to such calculation being the use of the Collar Adjustment, provided that any adjustment reducing shares for the account of a Recipient in connection with the Final Collar Certificate will be made solely from shares in the Recipient's sub-account of the Collar Account after adjustment in respect of the Final Calculation Certificate.

                  (iv) The provisions of clauses (C)(ii) and (C)(iii) shall be implemented separately with respect to the General Partner Owners (a) as Recipients for shares they are entitled to receive in respect of their capital contributions to the Exchanging Partnerships; and (b) as Recipients for any additional shares they are entitled to receive other than in respect of their capital contributions to the Exchanging Partnerships.

                  (v) If pursuant to clause (C)(iii), a Recipient is required to return shares to the Escrow Agent for redelivery pursuant to clause (C)(ii), then IPO-Co shall instruct Escrow Agent to remove shares from the Indemnity Account or the Purchase Price Calculation Account of such Recipient (if still in place) which exceed the amount which would have been required to be held in such account in accordance with clause (A)(iii) above had the calculation


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                        in clause (A)(iii) been made on the basis of the Final
                        Collar Certificate and release them for delivery as instructed by Recipient. After all of the shares required to be delivered by a Recipient pursuant to clause (C)(iii) have been delivered, IPO-Co shall instruct Escrow Agent to release any shares remaining in the Collar Account for such Recipient in accordance with the instructions of such Recipient. In the event that a Recipient is entitled to additional shares pursuant to clause (C)(ii) above, an appropriate portion of such shares shall be delivered into the Indemnity Account, the Purchase Price Calculation Account and the Post-Closing Vessel Account, in each case if applicable, for such Recipient and IPO-Co may instruct the Escrow Agent to so deliver such shares.

                  (vi) As used herein, "Collar Shares" means (a) as to each limited partner of an Exchanging Partnership and as to each General Partner Owner but only to the extent of any shares they are entitled to receive in respect of capital contributions to an Exchanging Partnership, a number of shares of Common Stock equal to the excess of
                        (1) the number of shares of Common Stock to which such Recipient is entitled under Section 6(iii) in respect of such Exchanging Partnership (as to the General Partner Owners in respect of such capital contributions) over
                        (2) the number of shares of Common Stock to which such Recipient would have been so entitled had the IPO Price been the actual IPO Price plus $5.00 and (b) as to the General Partner Owners in respect of shares they are entitled to receive other than in respect of capital contributions, a number of shares of Common Stock equal to the excess of (1) the number of shares of Common Stock to which the General Partner Owners are entitled under Section (6)(iii) as managing general partners based on a percentage of shares distributed to such limited partners over (2) the number of shares of Common Stock to which the General Partner Owners would have been so entitled had the IPO Price been the actual IPO Price minus $5.00.

                  (vii) As used herein, "Collar Calculation Date" means the
                        earlier to occur of (a) the closing date of an underwritten public offering in which (together with all prior registered public offerings of the Company) limited partners of the Exchanging Partnerships have sold an aggregate of at least one third of the shares of Common Stock issued to them or deposited in an escrow account on their behalf in the Recapitalization and (b) the first anniversary of the Recapitalization Closing Time.

                 (viii) As used herein, "Recalculation Price" means the value per share of Common Stock determined as follows: (a) if the Collar Calculation Date is determined by clause (a) of the definition thereof, the price to the public in the public offering closing on the Collar Calculation Date and (b) if the Collar Calculation date is determined by clause (b) of the definition thereof, (1) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the Recalculation Price


                                      A-9
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                        shall be the average of the last reported sale price of
                        the Common Stock on such exchange or market on the last twenty (20) trading days ending on the Collar Calculation Date (or the trading day immediately prior thereto if the Collar Calculation Date is not a trading day), or if no such sale is made on any such day, the average closing bid and asked prices for such day on such exchange or market (in each case rounded to the nearest penny); or (2) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, an amount, not less than book value per share of Common Stock at the end of the most recent fiscal year of IPO-Co ending prior to the Collar Calculation Date, determined in good faith and in such reasonable manner as may be prescribed by the Board of Directors of IPO-Co; provided that in no event shall the Recalculation Price be more than $5.00 greater or less than the actual IPO Price.

      D. Payments from Indemnity Account and General Partner Owners.

            (i) This Section 9(D) applies only to the Exchanging Partners of an Exchanging Partnership which are required to make payments from the Indemnity Account in respect of a breach by the Exchanging Partnership of a representation, warranty or covenant of the Exchanging Partnership pursuant to the Vessel Acquisition Agreement to which it is a party as set forth in
                  Article 4, Article 10, or elsewhere in such Vessel Acquisition Agreement (an "Indemnity Payment"). The purpose of this
                  Section 9(D) is to reallocate the shares of Common Stock distributed in respect of such Exchanging Partnership among its Exchanging Partners so that each of them will receive the same number of shares they would have received if the total number of shares previously delivered by IPO-Co in respect of such Exchanging Partnership had been reduced by the Indemnity Payment. This Section 9(D) does not apply to indemnification obligations arising from the breach of any representation, warranty, or covenant under a Vessel Acquisition Agreement by an individual Exchanging Partner.

            (ii) In the event that an Indemnity Payment is required in respect of an Exchanging Partnership, IPO-Co shall recalculate the number of shares to be distributed to the Exchanging Partners of such Exchanging Partnership pursuant to Section 6(iii) as adjusted to date under this Section 9 as if the Vessel Owner Purchase Price for such Exchanging Partnership had been reduced by the amount of such Indemnity Payment. If the number of shares distributed to (or held in the Indemnity Account sub-account in respect of) the General Partner Owner for such Exchanging Partnership prior to such Indemnity Payment (other than in respect of its capital contributions to such Exchanging Partnership) exceeds the number of shares which would be distributed to (or held in the Indemnity Account sub-account in respect of) the General Partner Owner for such Exchanging Partnership after such recalculation (other than in respect of its capital contributions to such Exchanging Partnership), such General Partner Owner shall deliver to IPO-Co a number of shares equal to such excess. Such shares shall be taken first from the sub-account of the Indemnity Account of such General Partner Owner in respect of such


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

                  Exchanging Partnership; and then delivered by such General Partner directly. If such General Partner or its affiliate transferees no longer hold sufficient shares of Common Stock to make such delivery, they shall deliver cash at the IPO Price.

            (iii) IPO-Co shall distribute the shares or cash received from such
                  General Partner Owner pursuant to the preceding clause (ii) among the limited partner Exchanging Partners and the General Partner Owner in respect of its capital contributions to such Exchanging Partnership in accordance with Section 6(iii) as adjusted to date under this Section 9 as if the Vessel Owner Purchase Price for such Exchanging Partnership had been reduced by the amount of the Indemnity Payment.

            (iv) Regardless of whether clauses (ii) and (iii) apply, after making any Indemnity Payment, IPO-Co shall instruct the Escrow Agent to reallocate the shares in the Indemnity Account from which such Indemnity Payment was made as if the Vessel Owner Purchase Price for such Exchanging Partnership had been reduced by the amount of such Indemnity Payment. If shares have been distributed under clause (iii) above, such reallocation shall take account of such distribution.

            (v) The calculations and determinations required by this Section 9(D) shall be set forth in a certificate of IPO-Co which shall be reviewed by Deloitte & Touche LLP in accordance with AICPA standards and provided to each Exchanging Partner of the relevant Exchanging Partnership. Such certificate shall be final and conclusive except to the extent a matter set forth therein is the subject of a dispute in accordance with Annex A-1.

E. Payments from the Post-Closing Vessel Account. Upon the closing of the purchase of each Post-Closing Vessel, IPO-Co shall instruct the Escrow Agent to deliver a certificate evidencing the shares allocated to the Post-Closing Seller in respect of such Post-Closing Vessel under Section 9(A)(i) to such Post-Closing Seller; provided that 10% of such shares shall be placed in such Post-Closing Seller's sub-account of the Purchase Price Calculation Account.

F. Splits and Adjustments.

            (i) In the event of a split, reverse split, distribution of securities, recapitalization, merger, consolidation or similar event relating to the Common Stock prior to the completion of the calculations and distributions required by this Section 9, the Board of Directors of IPO-Co shall adjust the calculations provided hereby in such manner as they determine to be equitable in the circumstances and in keeping with the arrangements provided for herein.

            (ii) All shares issued pursuant to this Section 9 shall be subject to adjustment pursuant to Section 7 and any issuance of shares under this Section 9 is subject to the terms of Section 10.

      10. Limited Power to Substitute. In any case where this Plan of Recapitalization requires IPO-Co or the Escrow Agent to deliver Common Stock to a Recipient, IPO-Co may, at its election, substitute cash at the IPO price for up to 5% of the Common Stock to which a Recipient would otherwise be entitled if such substitution would result in the shares held by a shareholder constituting less than 5% of the value of the outstanding shares of stock (and/or the amount of outstanding shares of stock held by all holders of 5% of such shares either aggregating less than 50% of such shares or materially reducing the risk of aggregating more than 50% of such shares) for purposes of Section 883 of the Internal Revenue Code of 1986, as amended (the "Code"), or 10% of the voting stock (and/or the amount of shares of voting stock held by all holders of 10% of such shares either aggregating less than 50% of such shares or materially reducing the risk of aggregating more than 50% of such shares) for purposes of the determination of whether IPO-Co is a "controlled foreign corporation" as defined under Section 957 of the Code. In making these calculations IPO-Co may assume completion of the computations provided for in Section 9(C) on the basis of any Recalculation Price no more than $5.00 greater or less than the actual IPO Price.

      11. Termination of One or More Acquisition Agreements or Elimination of One or More Vessels. To the extent (and only to the extent) expressly provided for under the terms and conditions of each Acquisition Agreement, IPO-Co may, in its discretion, terminate one or more Acquisition Agreements as a whole or terminate the acquisition of one or more Vessels under such Acquisition Agreement. In such event, the calculations provided hereunder shall be made as if such Acquisition Agreement or Vessel or Vessels had not been reflected herein.

                                    ANNEX A-1

Any Recipient entitled to receive IPO-Co's Calculation Certificate, IPO-Co's Collar Certificate or the certificate required by Section 9(D) (each a "Certificate") may contest any matter set forth therein but only if (i) such Recipient provides IPO-Co written notice of the matters Recipient contests setting forth in reasonable detail the nature and basis of such disagreement and the Recipient's proposed adjustment(s) (a "Dispute Notice") within 30 days after the delivery of the Certificate to Recipient and (ii) if the Dispute Notice relates to a matter which is common to all partners of an Exchanging Partnership rather than to a particular partner or partners of an Exchanging Partnership, it is signed by limited partners who held, immediately prior to the Recapitalization, in excess of 50% of the limited partnership interests therein and names a person who may act on behalf of all such limited partners to resolve such disagreement. If one or more Recipients timely provide Dispute Notices in accordance with the preceding sentence, the representatives of the Recipients providing the notice and IPO-Co shall meet promptly and attempt in good faith to resolve any differences. If such persons cannot mutually resolve such disagreement within 10 days after the date of the Dispute Notice, such dispute promptly shall be submitted for resolution to a recognizable and reputable certified public accounting firm that is mutually acceptable to IPO-Co and the Recipients providing the Dispute Notice. Such accounting firm promptly shall resolve the matters that are in disagreement among the parties with respect to the IPO-Co's Certificate as set forth in the Dispute Notice in accordance with the terms of the Plan of Recapitalization, and promptly shall deliver its determination in writing to IPO-Co and the Recipients who delivered such Dispute Notice. The fees and expenses of such accounting firm shall be borne by IPO-Co and such Recipients pro rata based on a fraction, the numerator of which shall be the difference between the adjustment that is awarded by such accounting firm from the adjustment set forth in the IPO-Co's Certificate as to the portion to be borne by IPO-Co and the difference between the adjustment that is awarded by such accounting firm from the adjustment set forth in the Dispute Notice as to the portion to be borne by the Recipients delivering such Dispute Notice (who shall bear such cost among themselves jointly and severally or in such fashion as they decide in writing among themselves). The denominator of such fraction shall be the difference between the adjustment set forth in IPO-Co's Certificate and the adjustment set forth in the Dispute Notice. The determination of such accounting firm shall be final, conclusive and binding upon the Recipients and IPO-Co. Any matter set forth in a Certificate as to which a Dispute Notice is not provided timely and in accordance with the first sentence of this Annex A-1 shall be determined on a final, conclusive and binding basis by the Certificate. Any matter set forth in a Certificate which is the subject of a Dispute Notice so delivered shall be determined on such a basis as provided in this Annex A-1. The matters set forth in the Calculation Certificate and the Collar Certificate, in each case once determined on a final, conclusive and binding basis are referred to herein as the "Final Calculation Certificate" and the "Final Collar Certificate" respectively.